UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2016 .

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
Elk Grove Village, IL	(Zip Code)
(Address of principal executive offices)

 Registrant’s telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 7, 2016, American Insurance Acquisition Inc. (“American Acquisition”), a subsidiary of Atlas Financial Holdings, Inc. (the “Corporation”), entered into that certain Modification of Loan Documents (“Loan Modification”) with Fifth Third Bank to amend its $35 million loan facility. A copy of the Loan Modification is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Loan Modification does not purport to be complete and is qualified in its entirety by reference to the Loan Modification filed herewith as an exhibit to the Current Report.
Among other things, the Loan Modification (i) extends the maturity date of the $5 million revolving line of credit from May 7, 2016 to May 7, 2018, (ii) extends the draw period on the $30 million draw loan from March 9, 2016 to December 31, 2016, and (iii) permits certain preferred stock redemptions.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Modification of Loan Documents, dated May 7, 2016, by and between American Insurance Acquisition, Inc. and Fifth Third Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
/s/ Paul A. Romano By: Paul A. Romano (Vice President and Chief Financial Officer)
May 10, 2016